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                 EXHIBIT 23d.(2) - FORM OF MANAGEMENT AGREEMENT

             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS

                              MANAGEMENT AGREEMENT



         AGREEMENT, made as of the __ day of ___________, 2001 between NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS, a Delaware business trust (the "Trust"), on behalf of each series of the Trust set forth on Schedule A annexed hereto, as the same may be amended from time to time (each, a "Fund," and collectively, the "Funds"), and NEW YORK LIFE INVESTMENT MANAGEMENT LLC, a Delaware limited liability company (the "Manager").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the shares of beneficial interest of the Trust ("Shares") are divided into separate series, each of which has been established by resolution of the Board of Trustees of the Trust (the "Trustees") and the Trustees may from time to time terminate such series or establish and terminate additional series; and

         WHEREAS, each Fund desires to retain the Manager to render investment advisory services to the Fund, and the Manager is willing to render such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties agree as follows:

I. Appointment. Each Fund hereby appoints New York Life Investment Management LLC to act as the Manager to each Fund for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

II. Duties as Manager. Subject to the supervision of the Trustees, the Manager shall manage the investment operations of each Fund and the compositions of the portfolio of each Fund, including the purchase, retention and disposition of securities therein, in accordance with the investment objectives, policies and restrictions of each Fund, as stated in the currently effective Prospectus (as hereinafter defined) and subject to the following understandings:

         A. The Manager shall (i) furnish each Fund with office facilities; (ii) be responsible for the financial and accounting records required to be maintained by each Fund (excluding those being maintained by the Fund's Custodian, Transfer Agent and Administrator, except as to
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which the Manager has supervisory functions) and other than those being maintained by a Fund's sub-adviser, if any; and (iii) furnish each Fund with ordinary clerical, bookkeeping and recordkeeping services at such office facilities.

         B. The Manager shall provide supervision of each Fund's investments and determine from time to time what investments or securities will be purchased, retained, sold or lent by the Fund, and what portion of the Fund's assets will be invested or held uninvested as cash.

         C. The Manager shall use its best judgment in the performance of its duties under this Agreement.

         D. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust, By-Laws and Prospectus (each as hereinafter defined) of the Trust and with the instructions and directions of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

         E. The Manager, and any sub-adviser to whom such authority has been delegated, if any, shall determine the securities to be purchased or sold by each Fund and will place orders pursuant to its determination with or through such persons, brokers or dealers (including NYLIFE Securities Inc.) in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus (each as hereinafter defined) or as the Trustees may direct from time to time. It is recognized that, in providing a Fund with investment supervision or the placing of orders for portfolio transactions, the Manager or any sub-adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manger or any sub-adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transactions or other transactions to which other clients of the Manager or any sub-adviser may be a party. It is understood that none of the Funds, the Trust nor the Manager or any sub-adviser has adopted a formula for allocation of a Fund's investment transaction business. It is understood that it is desirable for each Fund that the Manager or any sub-adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to a Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager or any sub-adviser is authorized to place orders for the purchase and sale of securities for a Fund with such certain brokers, subject to review by the Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager or any sub-adviser in connection with its services to other clients.

         On occasions when the Manager or any sub-adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Manager or any sub-adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most


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favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Manager or any sub-adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to that Fund and to such other clients.

         F. The Manager shall maintain all books and records with respect to each Fund's securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act and any other books and records required to be maintained by it under the 1940 Act and the Rules thereunder and shall render to the Trust's Trustees such periodic and special reports as the Trustees may reasonably request.

         G. The Manager shall provide the Trust's Custodian on each business day with information relating to the execution of all portfolio transactions pursuant to standing instructions.

         H. With respect to any Fund listed on Schedule A annexed hereto, the Manager may enter into one or more contracts ("Sub-Advisory Contract") with a sub-adviser in which the Manager delegates to such sub-adviser any or all its duties specified in this Agreement, provided that each Sub-Advisory Contract meets all applicable requirements of the 1940 Act and rules thereunder.

III. Manager Personnel. The Manager shall authorize and permit any of its members, managers, officers and employees who may be elected or appointed as Trustees or officers of the Trust to serve in the capacity in which they are elected or appointed. Services to be furnished by the Manager under this Agreement may be furnished through the medium of any of such members, managers, officers, or employees.

IV. Books and Records. The Manager shall keep the Funds' books and records required to be maintained by it, pursuant to paragraph 2 hereof. The Manager agrees that all records which it maintains for a Fund are the property of such Fund, and it will surrender promptly to a Fund any of such records upon the Fund's request. The Manager further agrees to preserve for the period prescribed by Rule 31a-2 as promulgated by the Securities and Exchange Commission (the "Commission") under the 1940 Act any such records as are required to be maintained by the Manager pursuant to paragraph 2 hereof.

V. Services Not Exclusive. The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

VI. Documents. The Trust has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

         A. Certificate of Trust of the Trust, filed with the Office of the Secretary of the State of Delaware (such Certificate of Trust, as in effect on the date hereof and as amended from time to time, is herein called the "Certificate of Trust");

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         B. Declaration of Trust (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, is herein called the "Declaration of Trust")

         C. By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

         D. Certified Resolutions of the Trustees of the Trust authorizing the appointment of the Manager and approving the form of this Agreement;

         E. Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Commission, relating to each Fund and each Fund's Shares and all amendments thereto; and

         F. Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

         G. Each form of Prospectus and Statement of Additional Information of the Trust (such Prospectuses and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called collectively the "Prospectus").

VII. Expenses. The Manager will pay all of the expenses of each Fund of the Trust's shares that it shall manage other than interest, taxes, brokerage commissions, extraordinary expenses, the fees and expenses of those Trustees who are not "interested persons" as defined in the 1940 Act (hereinafter referred to as the "Independent Trustees") (including counsel fees). The Manager will provide the Trust with all physical facilities and personnel required to carry on the business of each Fund of the Trust's shares that it shall manage, including but not limited to office space, office furniture, fixture and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Manager may at its expense employ others to provide all or any part of such facilities and personnel.

VIII. Compensation. For the services provided and the facilities furnished pursuant to this Agreement, the Trust will pay to the Manager, as full compensation thereof, an annual fee based on the average daily net assets of each Fund in accordance with the terms and provisions set forth in Schedule A annexed hereto. Notwithstanding anything to the contrary herein, any fees waived or expenses reimbursed by the Manager to a Fund in accordance with this Agreement shall be subject to reimbursement by such Fund, upon written request therefor by the Manager, within three years of the date upon which such fees are waived or expenses reimbursed, provided that such reimbursement by the Trust does not cause a Fund to exceed any expense limitation agreed to by the Trust, on behalf of such Fund, and the Manager for the year for which such reimbursement is made.

IX. Standard of Care. Subject to the applicable law, the Manager shall not be liable for any error of judgment or for any loss suffered by a Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence


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on it part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

X. Duration and Termination. This Agreement shall continue in effect with respect to each Fund for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually with respect to that Fund in conformity with the requirements of the 1940 Act and the Rules thereunder; provided, however, that this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by the Trustee or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Manager at any time, without the payment of any penalty, on not more than 60 day's nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

XI. Other Business. Nothing in this agreement shall limit or restrict the right of any of the Manager's managers, members, officers, or employees who may also be a Trustee, officer, or employee of the Trust to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Manager's right to engage in any other business or to render services of any kind to any other corporation, trust, firm, individual or association.

XII. Independent Contractor. Except as otherwise provided herein or authorized by the Trustees of the Trust from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent any Fund or the Trust in any way or otherwise be deemed an agent of any Fund or the Trust.

XIII. Trust Materials. During the term of this Agreement, the Trust agrees to furnish the Manager at its principal office the Prospectus (as defined above), proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of a Fund or to the public, which refer to the Manager in any way, prior to use thereof and not to use such material if the Manager reasonably objects in writing with in 5 business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Manager copies of any of the above-mentioned materials which refer in any way to the Manager. The Trust shall furnish or otherwise make available to the Manager such other information relating to the business affairs of each Fund as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

XIV. Amendment. This Agreement may be amended in writing by mutual consent, but the consent of each of the Funds, if required, must be obtained in conformity with the requirements of the 1940 Act and the Rules thereunder.

XV. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at 169 Lackawanna Avenue, Parsippany, New Jersey 07054, or (2) to the Trust at 169 Lackawanna Avenue, Parsippany, New Jersey 07054.

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XVI.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

XVII. Limitation of Liability of the Trust and the Shareholders. It is understood and expressly stipulated that none of the Trustees, officers, agents or shareholders of the Trust shall be personally liable hereunder. The name "New York Life Investment Management Institutional Funds" is the designation of the trust for the time being under the Certificate of Trust and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust, as neither the Trustee, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. No series of the Trust shall be liable for any claims against any other series of the Trust.

XVIII.   Use of Name. Each Fund may use any name including the acronym "NYLIM"
or the words "New York Life" only for so long as this Agreement or any other agreement between the Manager or any other affiliate of New York Life Insurance Company and the Trust or any extension, renewal or amendment thereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as investment adviser. At such time as an agreement shall no longer be in effect, the respective Fund will (to the extent that it lawfully can) cease to use such name or any other name indicating that it is advised by or otherwise connected with the Manager or any organization which shall have so succeeded to its business.

XIX. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. As used in this Agreement, terms shall have the same meaning as such terms have in the 1940 Act. Where the effect of a requirement of the federal securities law reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.




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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                         NEW YORK LIFE INVESTMENT MANAGEMENT
                                         INSTITUTIONAL FUNDS, on behalf of
                                         each series listed on Schedule A



                                         By:
                                            ------------------------------------
                                                Name:      Brian Lee
                                                Title:     President



                                         NEW YORK LIFE INVESTMENT MANAGEMENT LLC



                                         By:
                                            ------------------------------------
                                                Name:      Stephen C. Roussin
                                                Title:     Chairman and Manager





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                                   SCHEDULE A
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MANAGEMENT FEES

         1. In consideration of the services provided by the Manager to each series of the Trust managed by the Manager, each series shall pay to the Manager a per annum management fee (hereinafter, the "Applicable Fee") as follows:

Name of Fund                                                                                                          Rate

New York Life Investment Management Institutional Prime Cash Fund                                                     0.20%

New York Life Investment Management Institutional U.S. Government Cash Fund                                           0.20%

New York Life Investment Management Institutional Treasury Cash Fund                                                  0.20%


         2. Each Fund's base fee of 0.20% shall apply to each shareholder of each Fund on Fund assets in the aggregate up to $1 billion, and shall be reduced: to 0.18% on assets ranging from $1 billion to $1,999,999,999; to 0.16% on assets ranging from $2 billion to $2,999,999,999; to 0.14% on assets ranging from $3 billion to $3,999,999,999; and to 0.12% on assets equal to or in excess of $4 billion.

         3. The fee payable by each Fund hereunder will be computed daily and will be paid to the Manager monthly. This fee will be chargeable only to the respective Fund, and no other series of the Trust shall be liable for the fee due and payable hereunder. No Fund shall be liable for any expense of any other series of the Trust.

         4. In the event that the Trustees of the Trust shall determine to issue any additional series or classes of shares for which it is proposed that the Manger serve as manager, the Trust and the Manager may enter into an Addendum to this Agreement setting forth the name of the series, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.